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                                                                     Exhibit 5.2

              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

                                                         June 17, 1997

UDS Capital I
UDS Funding I, L.P.
Ultramar Diamond Shamrock Corporation
9830 Colonnade Boulevard
San Antonio, Texas  78230

            Re:   Ultramar Diamond Shamrock Corporation;
                  UDS Capital I;
                  UDS Funding I, L.P.;
                  Registration Statement on Form S-3
                  (Registration No. 333-28737)

Ladies and Gentlemen:

      We have acted as special Delaware counsel to UDS Capital I, a statutory business trust created under the Business Trust Act of the State of Delaware (Del. Code Ann., tit. 12, ss.ss. 3801 et seq.) (the "Trust"), and UDS Funding I, L.P., a limited partnership formed under the Revised Uniform Limited Partnership Act of the State of Delaware (6 Del. C. ss. 17-101, et seq.) (the "Partnership"), in connection with the preparation of a Registration Statement on Form S-3 filed by Ultramar Diamond Shamrock Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), the Trust and the Partnership relating to the registration under the Securities Act of 1933, as amended (the "Act"), of, among other securities, Trust Preferred Securities (the "Trust Preferred Securities") of the Trust and Partnership Preferred Securities (the "Partnership Preferred Securities") of the Partnership.

      The Trust Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust of the Trust (the "Declaration") among the Company, as sponsor of the Trust, The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of
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UDS Capital I
UDS Funding I, L.P.
Ultramar Diamond Shamrock Corporation
June 17, 1997
Page 2

New York, as property trustee (the "Property Trustee"), and H. Pete Smith and Steve Blank, as regular trustees (the "Regular Trustees"). The Partnership Preferred Securities are to be issued pursuant to an Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement") between the Company, as the general partner (in such capacity, the "General Partner"), and H. Pete Smith, an individual, as the initial limited partner.

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration No. 333-28737) filed by the Company, the Trust and the Partnership with the Securities and Exchange Commission (the "Commission") on June 6, 1997 under the Act, and Amendment No. 1 thereto filed with the Commission on June 17, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on June 5, 1997; (iii) the form of the Declaration (including the designation of the terms of the Trust Preferred Securities annexed thereto), in the form filed as an exhibit to the Registration Statement; (iv) the form of the Trust Preferred Securities and specimen certificates thereof; (v) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into among the Company, the Partnership, the Trust and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated,


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UDS Capital I
UDS Funding I, L.P.
Ultramar Diamond Shamrock Corporation
June 17, 1997
Page 3

Prudential Securities Incorporated and Smith Barney Inc., as representatives (the "Representatives") of the Underwriters to be named in Schedule A thereto (collectively, the "Underwriters") relating to, among other things, the sale of the Trust Preferred Securities; (vi) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on June 5, 1997; (vii) the form of the Limited Partnership Agreement (including the designation of the terms of the Partnership Preferred Securities annexed thereto), in the form filed as an exhibit to the Registration Statement; and
(viii) the form of the Partnership Preferred Securities and specimen certificates thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by parties other than the Partnership and the Trust, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration, the Preferred Securities, the Limited Partnership Agreement and the Partnership Preferred Securities when executed will be in substantially the forms reviewed by us. With


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UDS Capital I
UDS Funding I, L.P.
Ultramar Diamond Shamrock Corporation
June 17, 1997
Page 4

respect to the opinion set forth in paragraph (2) below, we have assumed that, except for the exercise of rights and powers expressly permitted by the Limited Partnership Agreement, the holders of Partnership Preferred Securities will not participate in the control of the business of the Partnership. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, partners, trustees and other representatives of the Company, the Partnership, the Trust and others.

      Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

      Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Declaration, the Purchase Agreement and the Limited Partnership Agreement have been duly executed and delivered by the parties thereto; (iii) the terms of the Trust Preferred Securities have been duly established in accordance with the Declaration and the Trust Preferred Securities have been duly executed and authenticated in accordance with the Declaration and delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement; and (iv) the terms of the Partnership Preferred Securities have been duly established in accordance with the Limited Partnership Agreement and the Partnership Preferred Securities have been duly executed in accordance with the terms of the Limited Partnership Agreement and delivered to and paid for by the Trust as contemplated by the Purchase Agreement:

      1. The Trust Preferred Securities will have been duly authorized for issuance and will be validly is-


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UDS Capital I
UDS Funding I, L.P.
Ultramar Diamond Shamrock Corporation
June 17, 1997
Page 5

sued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of the Trust; and the holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Trust Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of the Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

      2. The Partnership Preferred Securities will have been authorized for issuance and will represent valid partnership interests in the Partnership, and the holders of Partnership Preferred Securities, as limited partners of the Partnership, will not be liable to third parties for the obligations of the Partnership. We bring to your attention, however, that the holders of Partnership Preferred Securities may be obligated, pursuant to the Limited Partnership Agreement, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Partnership Preferred Securities and the issuance of replacement Partnership Preferred Securities, and (ii) provide security and indemnity in connection with requests of or directions to the Special Representative (as defined in the Limited Partnership Agreement) to exercise its rights and powers under the Limited Partnership Agreement.

      We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission


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UDS Capital I
UDS Funding I, L.P.
Ultramar Diamond Shamrock Corporation
June 17, 1997
Page 6

as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                        Very truly yours,

                                        /s/  Skadden, Arps, Slate,
                                             Meagher & Flom LLP


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